EXHIBIT 16.1

July 9, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by BioCorRx, Inc. under Item 4.01 of its Form 8-K dated July 8, 2024. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of BioCorRx, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum llp / 601 Route 73 North /  Suite 400 / Marlton, NJ 08053 /  Phone 856.830.1600 / marcumllp.com